EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13(d)-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements.  Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of November 24, 2014.

VX HOLDINGS, L.P.

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Vice President

CORVINA HOLDINGS LIMITED

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Attorney-in-Fact

VIRGIN GROUP HOLDINGS LIMITED

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Attorney-in-Fact

DEUTSCHE BANK TRUSTEE SERVICES (GUERNSEY) LIMITED

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Attorney-in-Fact

RBC TRUSTEES (CI) LIMITED

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Attorney-in-Fact

SIR RICHARD BRANSON

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Attorney-in-Fact